Exhibit 99.1

GAP INC. REPORTS OCTOBER SALES

Company Guides Q3 EPS Above Analyst

Expectations with Range of $0.35 to $0.37

SAN FRANCISCO - November 3, 2011 - Gap Inc. (NYSE: GPS) today reported that October 2011 net sales decreased 4 percent compared with last year.

Net sales for the four-week period ended October 29, 2011 were $1.14 billion compared with net sales of $1.19 billion for the four-week period ended October 30, 2010. The company's comparable sales for October 2011, which include the associated comparable online sales, were down 6 percent compared with a 4 percent increase for October 2010.

In addition, the company reported that net sales for the third quarter, which ended October 29, 2011, decreased 2 percent to $3.59 billion compared with $3.65 billion for the third quarter last year. The company's third quarter comparable sales, which include the associated comparable online sales, were down 5 percent compared with a 1 percent increase in the third quarter of the prior year.

"While October was mixed across our brands, our teams are determined to compete aggressively this holiday season by delivering great product in an inspiring shopping environment - in stores and online," said Glenn Murphy, chairman and chief executive officer of Gap Inc.

Third Quarter Guidance

The company expects diluted earnings per share for the third quarter of fiscal year 2011 to be in the range of $0.35 to $0.37.

Third Quarter Comparable Sales Results

Comparable sales for the third quarter of fiscal year 2011, including the associated comparable online sales, were as follows:

  Gap North America: negative 6 percent versus positive 2 percent last year
  Banana Republic North America: negative 1 percent versus positive 2 percent last year
  Old Navy North America: negative 4 percent versus flat last year
  International: negative 10 percent versus positive 4 percent last year

October Comparable Sales Results

Comparable sales for October 2011, including the associated comparable online sales, were as follows:

  Gap North America: negative 5 percent versus positive 7 percent last year
  Banana Republic North America: positive 1 percent versus flat last year
  Old Navy North America: negative 9 percent versus positive 4 percent last year
  International: negative 7 percent versus positive 2 percent last year

Year-to-date net sales were $10.27 billion for the 39 weeks ended October 29, 2011, which was flat compared with net sales of $10.30 billion for the 39 weeks ended October 30, 2010. The company's year-to-date comparable sales, including associated online sales, decreased 3 percent compared with a 2 percent increase last year.

Gap Inc. will release its third quarter earnings via press release on November 17, 2011 at 1:00 p.m. Pacific Time. In addition, the company will host a summary of its third quarter results in a live conference call and webcast at approximately 2:00 p.m. Pacific Time. The conference call can be accessed by calling 1-800-374-1731, and international callers may dial (706) 679-5876. The webcast can be accessed at www.gapinc.com.

November Sales

The company will report November sales on December 1, 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

  diluted earnings per share for the third quarter of fiscal year 2011.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

  the risk that additional information may arise during the company's close process or as a result of subsequent events that would require the company to make adjustments to the financial information.

Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2011, as well as the company's subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements are based on information as of November 3, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal year 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-operated stores, about 200 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com